SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                        December 19, 2012

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                     (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Financing Transaction

On December 19, 2012, Pacific Ethanol, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 5 accredited investors (the “Investors”). Under the terms of the Purchase Agreement, the Company agreed to sell $22,192,490.64 in aggregate principal amount of its senior unsecured notes (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 25,630,286 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the Investors in a private offering (the “Financing Transaction”) for aggregate gross proceeds of $22,192,490.64.  In connection with the sale of the Notes and the Warrants, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”).  Lazard Capital Markets LLC served as the sole placement agent for the Financing Transaction.

The following is intended to provide a summary of the terms of the agreements and securities described above.  This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions. The full text of the press release announcing the Financing Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The sale of the Notes and the Warrants to the Investors is expected to close (the “Closing”) on or prior to January 18, 2013 (the actual date of the Closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.  The Closing is also contingent upon (i) the maturity date applicable to certain loans issued by certain indirect partially owned subsidiaries of the Company being extended immediately prior to the Closing (“Extension of Maturity of Plant Debt”) and (ii) satisfactory evidence that the Acquisition of New PE Holdco Membership Interests (as defined below) and the Acquisition of Plant Debt (as defined below) will be consummated concurrently with the Closing.

There can be no assurance that the Financing Transaction will be consummated.  The Company or any Investor may terminate the Purchase Agreement if the Closing does not occur on or prior to January 18, 2013.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or the Warrants.

Securities Purchase Agreement

The Purchase Agreement provides for the sale to the Investors of the Notes and the Warrants for aggregate gross proceeds of $22,192,490.64.  Under the terms of the Purchase Agreement, the Company is obligated to use:

•	$21,538,595.64 of the gross proceeds of the Financing Transaction to purchase from certain of the Investors an aggregate principal amount of $21,538,595.64 of Tranche A-2 Term Loans (the “Acquisition of Plant Debt”) issued under and as defined in that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein (the “Second Lien Credit Agreement”); and

•	$653,895 of the gross proceeds of the Financing Transaction (together with an additional $653,895) to purchase from certain of the Investors 130.779 membership interest units of New PE Holdco LLC (the “Acquisition of New PE Holdco Membership Interests”).

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Under the terms of the Purchase Agreement, the Company is prohibited from issuing more than 3,289,727 Interest Shares (as defined below) unless the Company has obtained either (1) stockholder approval of the issuance of more than such number of shares of our common stock pursuant to NASDAQ Marketplace Rule 5635(d) or (2) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

The Purchase Agreement also obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

The Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

Notes

The Notes will be issued at the Closing and will have an aggregate principal amount of $22,192,490.64. The Notes will mature on March 30, 2016 (the “Maturity Date”). The Notes bear interest at the rate of 5% per annum, subject to adjustment.  If the aggregate outstanding principal balance of the Notes is not less than $11,096,245.32 by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Notes is less than $11,096,223. The interest rate will also increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default (as described below) until such event of default has been cured.

Payment of Principal and Optional Prepayment

The Company is required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. The Company may, at its option, prepay the Notes at any time without premium or penalty.

Mandatory Prepayment

If at any time the Company receives net cash proceeds from an issuance of equity or equity linked securities of the Company, certain sales of assets of the Company or any of its wholly or partially owned subsidiaries or as a result of the Company or any of its wholly or partially owned subsidiaries incurring certain indebtedness, then the Company will be obligated to prepay the Notes using 100% of all such net cash proceeds, provided that in connection with proceeds received in connection with an Equity Linked Issuance (as defined in the Notes), the Company will be obligated to use all such net cash proceeds to either prepay the Notes or purchase outstanding debt issued by its indirect partially owned subsidiaries under the Second Lien Credit Facility, in respective proportions established by the terms of the Notes.

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Payments of Interest – Interest Shares

Interest on the Notes is payable in cash in arrears on the 15th calendar day of each month beginning on March 15, 2013 (each an “Interest Payment Date”). Subject to the satisfaction of the Equity Conditions (as defined below), at the option of the Company, the Company may elect to pay interest due and payable on any Interest Payment Date in shares of Common Stock, provided that the interest rate applicable to any outstanding amounts that Company pays in Interest Shares shall increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of Interest Shares to be issued, at the Company’s election, on any particular Interest Payment Date shall equal to the quotient of (x) the amount of interest payable (assuming payment in Interest Shares) on such Interest Payment Date divided by (y) the product of (i) the weighted average price of the Common Stock for 30 trading days immediately preceding (but excluding) the Interest Payment Date and (ii) 0.95.

In order for the interest to be paid in Interest Shares, all of the following conditions, among others, must be satisfied (or waived by the Investors) during the five trading days prior to the applicable Interest Payment Due Date through the Interest Payment Date (collectively, the “Equity Conditions”):

•	The Interest Shares are either (i) covered by an effective registration statement and the Company shall not have had knowledge of any fact that would cause such registration statement not to be effective and available for the resale of the Interest Shares or (ii) are eligible for resale without restriction and without the need for registration under any applicable federal or state securities laws and the Company shall not have had knowledge of any fact that would cause the Interest Shares not to be eligible for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws;

•	The Common Stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes (including The NASDAQ Capital Market) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days due to business announcements by the Company), nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market (provided, that, until June 3, 2013, the pending or threatened delisting of the Company as a result of the failure to maintain a $1.00 minimum share price shall be disregarded);

•	The Interest Shares may be issued without violating the regulations of the eligible exchange or market on which the Common Stock is then listed or designated for quotation;

•	There shall not have been (a) a public announcement of a proposed fundamental transaction, (b) an event of default under the Notes or (c) an event that after the passage of time would constitute a event of default under the Notes;

•	The issuance of the Interest Shares will not result in the holder of the Note beneficially owning in excess of 4.99% of the Company’s outstanding shares of Common Stock (which limit may be lowered or raised to an amount not in excess of 9.99%, in either case at the option of the holder, provided that, any increase will only be effective upon 61-days’ prior notice to the Company);

•	The Company shall have delivered Interest Shares on a timely basis;

•	The Company shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	No event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes; and

•	The holder of the Note must not be in possession of any material, non-public information relating to the Company (other than certain material, non-public information relating to the Company provided to the holder of the Note in accordance with the terms of the Note).

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If the Company cannot make an interest payment in shares of Common Stock because one of the conditions described above is not satisfied, the Company must make such payment in cash.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type. A holder of a Note may declare all amounts owed under such holder’s Note due and payable if there is an event of default; in addition, the all amounts owed the Notes will become immediately due and payable upon certain events of default.

Covenants

The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

•	The payments due under the Notes will rank senior to all other indebtedness of the Company and its subsidiaries, other than permitted senior indebtedness;

•	The Company and its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness;

•	The Company and its subsidiaries will not incur any liens, except for certain permitted liens;

•	The Company and its subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	The Company and its subsidiaries will not redeem, repurchase or pay any dividend or distribution on its respective capital stock without the prior consent of the holders of the Notes, other than certain permitted distributions; and

•	The Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

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Warrants

The Warrants will be issued at closing, will be immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to an aggregate of 25,630,286 shares of Common Stock (the “Warrant Shares”) for a period of five years at an exercise price of $0.52 per shares (the “Warrant Exercise Price”), subject to adjustment.  The Warrants include both cash and cashless exercise provisions.

The Warrant Exercise Price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Warrant will also be adjusted such that the aggregate Warrant Exercise Price shall be the same immediately before and immediately after such adjustment.  In addition, the Warrant Exercise Price is also subject to a “weighted-average” anti-dilution adjustment in the event that the Company issues or is deemed to have issued certain securities at a price lower than applicable the Warrant Exercise Price.

The Warrants impose penalties on the Company for failure to deliver the shares of Common Stock issuable upon exercise.

Under the terms of the Warrants, each Investor is prohibited from exercising a Warrant to the extent that, as a result of the exercise, such Investor will beneficially own in excess of 4.99% of the Company’s outstanding shares of Common Stock (which limit may be lowered or raised to an amount not in excess of 9.99%, in either case at the option of the holder, provided that any increase will only be effective upon 61-days’ prior notice to the Company).

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of shares of its Common Stock, the holders of the Warrants have the right to acquire the same as if it had exercised its Warrants. If the Company makes a distribution of its assets to holders of shares of its Common Stock, the holders of the Warrants have the right to acquire the same as if it had exercised its Warrants.

The Warrants contain provisions prohibiting the Company from entering into certain transactions involving a change of control, unless the successor assumes in writing all of the obligations of the Company under the Warrants.  Upon the occurrence of a transaction involving a permitted change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Registration Rights Agreement

The Registration Rights Agreement requires that the Company file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days of the Closing Date (the “Initial Registration Statement”) for the resale by the Investors of 33,000,000 shares of Common Stock, representing all of the Warrant Shares and 7,369,286 Interest Shares (collectively, the “Required Registration Amount”).

In the event the number of shares available under any Registration Statement is insufficient to cover the Required Registration Amount, the Company must amend such registration statement (if permissible), or file with the SEC a new registration statement, or both, so as to cover at least the Required Registration Amount, as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but not later than 15 days after the necessity therefor arises.

The Company is obligated to use its commercially reasonable best efforts to keep a registration statement it is required to file under the Registration Rights Agreement effective (and the prospectus contained therein available for use) for resales by the Investors on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date on which the Investors have sold all of the Registrable Securities, (ii) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement without restriction pursuant to Rule 144 (including, without limitation, volume restrictions and without the need for current public information required by Rule 144(c), if applicable) or (ii) the date on which all of the Warrants have expired or exercised.

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Acquisition of New PE Holdco Membership Interests

On December 19, 2012, the Company entered into the following agreements:

•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “Candlewood Purchase Agreement”) with Candlewood Special Situations Fund, LP (“Candlewood”) under which the Company agreed to purchase 60.090 units of New PE Holdco LLC (“New PE Holdco”) from Candlewood for an aggregate purchase price of $600,900 in cash;
•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “CCVF Purchase Agreement”) with CCVF PacEth LLC (“CCVF”) under which the Company agreed to purchase 5.409 units of New PE Holdco from CCVF for an aggregate purchase price of $54,090 in cash; and
•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “Candlewood Credit Value Purchase Agreement”) with Candlewood Credit Value Fund II, LP (“Candlewood Credit Value”) under which the Company agreed to purchase 5.410 units of New PE Holdco from Candlewood Credit Value for an aggregate purchase price of $54,100 in cash.

In addition, the Company and Credit Suisse Loan Funding LLC have agreed that the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”) will enter into an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “CS Purchase Agreement”) under which the Company will purchase 59.870 units of New PE Holdco from Credit Suisse for an aggregate purchase price of $598,700 in cash.

The Candlewood Purchase Agreement, the CS Purchase Agreement, the CCVF Purchase Agreement and the Candlewood Credit Value Purchase Agreement are collectively referred to as the “Unit Purchase Agreements” in this Current Report on Form 8-K.

The 130.779 units to be purchased represent approximately 13% of the total outstanding membership interests of New PE Holdco and, following the closing of the Unit Purchase Agreements, the Company will own approximately 80% of the outstanding membership interests of New PE Holdco.

The closing of each of the Unit Purchase Agreements is conditioned on the Closing of the Purchase Agreement described above under the heading “Financing Transaction” and is required to occur substantially concurrently with the Closing of the Financing Transaction. Each of the Unit Purchase Agreements will terminate if the closing of such agreement does not occur on or prior to January 18, 2013. There can be no assurance that the CS Purchase Agreement will be executed or that the closing of the Unit Purchase Agreements will be consummated.

The forgoing description is intended to provide a summary of the material terms of the Unit Purchase Agreements. This summary is qualified in its entirety by reference to the full text of the Unit Purchase Agreements, a form of which is filed as an exhibit to this Current Report on Form 8-K. Readers should review the form of the Unit Purchase Agreements for a complete understanding of the terms and conditions associated with these transactions.

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Acquisition of Plant Debt and Extension of Maturity of Plant Debt

Subject to the consummation of the Financing Transaction, the Company has agreed to use $21,538,595.64 of the gross proceeds of the Financing Transaction to purchase from certain of the Investors an aggregate principal amount of $21,538,595.64 of Tranche A-2 Term Loans (the “Purchased Debt”) issued under and as defined in that the Second Lien Credit Agreement. The Investors that have agreed to sell the Purchased Debt to the Company have also agreed to extend the maturity date applicable to the Purchased Debt from June 30, 2013 to June 30, 2016, with such amendment to be effective immediate prior to the closing of the Financing Transaction.

In addition, Investors holding sufficient debt to amend the Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein (the “First Lien Credit Agreement”) have agreed to amend the terms of the First Lien Credit Agreement to extend the maturity date of the $10.0 million revolving line of credit from June 25, 2013 to June 25, 2015 with such amendment to be effective immediate prior to the closing of the Financing Transaction.

There can be no assurance that the closing of Acquisition of Plant Debt or Extension of Maturity of Plant Debt will be consummated.

Item 3.02.    Unregistered Sales of Equity Securities.

On December 19, 2012, the Company entered into the Purchase Agreement pursuant to which the Company agreed to issue the Notes and Warrants to 5 accredited investors. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.02.

If issued, the Notes and the Warrants will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

There can be no assurance that the sale of the Notes and the Warrants will be consummated.  This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes or Warrants.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated December 19, 2012, between the Company and the Investors (*)(#)

10.2	Form of Notes (*)(#)

10.3	Form of Warrants (*)(#)

10.4	Form of Registration Rights Agreement (*)(#)

10.5	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC (*)

99.1	Press Release

______________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed as an exhibit hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated December 19, 2012, between the Company and the Investors (#)

10.2	Form of Notes (#)

10.3	Form of Warrants (#)

10.4	Form of Registration Rights Agreement (#)

10.5	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC

99.1	Press Release

______________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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